Exhibit 10.5

LEASE AGREEMENT

This Agreement is made this 21st day of March, 2010 by and between South Winds Commercial Center, LC, hereafter Lessor, and Bracknell Shore, LLC., hereafter Lessee.

RECITALS

1.  Lessor is the sole owner of the building space "premises" described in Exhibit A attached hereto, and desires to lease the premises, to a suitable Lessee for business purposes.
2.  Lessee desires to lease the premises for conducting a marketing business.
3.  The parties desire to enter into a lease agreement defining their rights, duties, and liabilities relating to the premises.

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

SECTION ONE
SUBJECT AND PURPOSE

Lessor hereby leases and rents unto Lessee, and Lessee hereby takes as tenants under Lessors, that certain real property comprising 2400 square feet, more or less, with a street address of:  908 North 1400 West, St. George Utah, more particularly described in Exhibit A attached hereto and made a part of this agreement.

SECTION TWO
TERM AND RENT

Lessor demises the above premises for a term including one (1) one-year period commencing the 1st day of April, 2010. The rent under this lease shall be the total of rent due under the entire term.  The rent shall be payable at the rate of One Thousand Two Hundred Dollars ($1200.00) per month for the term of the lease.
Lessee shall have the option of extending this lease for an additional one (1) one-year period at the base rental of One Thousand Four Hundred Dollars ($1400.00) per month for the one (1) one-year period, payable in advance on the first day of each month.
Lessee will deposit with Lessor a One Thousand Two Hundred Dollars ($1200.00) security deposit;  Receipt of which is acknowledged by Lessor, as security for the faithful performance by Lessee of the terms hereof, and to be returned to the Lessee, without interest, on the full and faithful performance by the Lessee of the provisions hereof.
Rent is due in advance the first day of each month.  In the event Lessee shall fail to make a rental payment  (including additional rent) within five calendar days of the due date then Lessee shall pay a sum equal to five percent (5%) of the amount of rent due and this lease shall be in default until such amount is paid or waived in writing by Lessor. In the event of default under the terms of the Lease, monthly installments shall not accelerate, but will become due month to month.  Lessee must give notice of its intent to extend this lease in writing six months before the expiration of the initial term of the lease.

SECTION THREE
ADDITIONAL RENT

All charges, costs and expenses that Lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses, attorney's fees and other sums that Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee or failure by Lessee to comply with the terms and conditions of this Lease shall be deemed to be additional rent, and, in the event of nonpayment, Lessor shall have all the rights and remedies against Lessee as herein provided for failure to pay rent.

Rent, additional rent, or any other sums payable hereunder shall bear interest at the rate of twelve percent (12%) per annum from the date said charges arise or are incurred until paid, before and after judgment.

SECTION FOUR
UTILITIES

Lessee shall be solely liable for utility charges as they become due, including those for gas, electricity, and telephone services.
Lessor shall be liable for water and sewer charges and landscape maintenance due on the premises.
Lessee shall provide quarterly pest control from a licensed pest control service for the interior and exterior of said premises.

SECTION FIVE
INSURANCE

Lessor shall carry fire and extended coverage insurance on the building which includes the demised premises during the entire term of his Lease in an amount equal to at least one hundred percent (100%) of the valuation of the buildings and all other improvements made thereon or thereabouts by either party.  The policy shall be written by a reliable insurance company authorized to do business in the State of Utah.

Lessee shall furnish and carry owner’s lessor and tenant liability insurance with a company authorized to do business in the State of Utah, in the sum of five hundred thousand dollars ($500,000.00).  A Certificate of Insurance shall be forwarded to Lessor upon each policy renewal.  Any insurance obtained shall provide:
(a)           Insurance coverage obtained and maintained pursuant to this requirement may not be brought into contribution with insurance purchased by the Lessor.
(b)           The insurer shall waive subrogation as to any and all claims against the Lessor, Lessor's agents or employees or co-tenants, and shall waive any defenses based on co-insurance or on invalidity arising from the acts of the Insured.
(c)           The insurer may not elect to restore damage in lieu of a cash settlement without the prior written approval of the Lessor or when in conflict with any requirement of law.

Lessee will carry insurance on its property on the premises and will hold Lessor harmless for any loss sustained.

SECTION SIX
ALTERATIONS, ADDITIONS AND IMPROVEMENTS

All additions, changes, and other improvements, other than trade fixtures, erected or placed on the premises by Lessee shall remain thereon and shall not be removed there from, and shall become the property of Lessor as made.  No alterations, additions or improvements in and to the premises shall be made without Lessor's written permission, which shall not be unreasonably withheld.  Lessor's consent to any improvements shall be given only upon the express condition that all improvements shall be paid for as made, and shall not grant Lessee authority to bind or obligate Lessor or encumber fee title to the premises.

SECTION SEVEN
REPAIRS

Lessor shall be responsible for all structural, heating, plumbing, and mechanical system repairs.  Lessee shall be responsible for all other maintenance of the premises.

SECTION EIGHT
INDEMNITY

Lessee shall indemnify Lessor against all expenses, liabilities and claims by or on behalf of any person or entity, including reasonable attorney's fees, arising out of either (1) a failure by Lessee to perform any of the terms or conditions of this Lease, (2) a failure to comply with any law of any governmental authority, or (3) any mechanic's lien or security interest filed against the premises, to the extent said mechanic's lien or security interest did arise as a result of action by Lessee.

SECTION NINE
ACCESS TO PREMISES:  SIGNS POSTED BY LESSOR

Lessee shall permit Lessor or its agents to enter the premises at all reasonable hours to inspect the premises or make repairs that Lessee may neglect or refuse to make in accordance with the provisions of this Lease, and also to show the premises to prospective buyers.  At any time within one year prior to expiration of the term, Lessor may show the premises to persons wishing to rent the premises or post signs indicating their availability.

SECTION TEN
EASEMENTS, AGREEMENTS OR ENCUMBRANCES

The parties shall be bound by all existing easements, agreements and encumbrances of record relating to the premises, and Lessor shall not be liable to Lessee for any damages resulting from any action taken by a holder there under.

SECTION ELEVEN
QUIET ENJOYMENT

Except as provided in this lease and by law, Lessor warrants that Lessee shall be granted peaceable and quiet enjoyment of the premises free from any eviction or interference by Lessor if Lessee pays the rent and other charges provided herein, and otherwise performs the terms and conditions of this Lease.

SECTION TWELVE
LIABILITY OF LESSOR

The provisions here in permitting Lessor to enter and inspect the premises are made to insure that Lessee is in compliance with the terms and conditions hereof and make repairs that Lessee has failed to make.  Lessor shall not be liable to Lessee for any entry on the premises for inspection purposes, for failure to inspect the premises.

SECTION THIRTEEN
DESTRUCTION OF PREMISES

In the event of a partial destruction of the premises during the term from any cause, Lessor shall forthwith repair the same, provided the repairs can be made within thirty (30) days under the laws and regulations of applicable governmental authorities.  A partial destruction is defined as any destruction of a substantial portion, but less than all, of the premises not caused by the negligence or fault of Lessee.  Any partial destruction shall neither annul nor void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while the repairs are being made, any proportionate reduction being based on the extent to which the making of repairs shall interfere with the business carried on by Lessee on the premises.  If the repairs cannot be made in the specified time, this Lease may be terminated at the option of either party.  Any destruction less than substantial Lessee shall be treated as repairs and maintenance under the provisions of Section Seven.

SECTION FOURTEEN
CONDEMNATION

Rights and duties in the event of condemnation are as follows:
(1)           If the whole of the premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall cease and terminate as of the date on which title shall vest thereby in that authority, and the rent reserved hereunder shall be apportioned and paid up to that date.
(2)           If only a portion of the premises shall be taken or condemned, Lessor shall supply, within 60 days, replacement space of comparable size, appearance, and function which is acceptable in the determination of Lessee.  If Lessor shall fail so to do, the lease term shall terminate.  During the period in which Lessee's use shall be diminished, rent shall be proportionately reduced.

(3)           In the event of any taking or condemnation in whole or in part, the entire resulting award of consequential damages shall belong to Lessor without any deduction there from for the value of the un-expired term of this Lease or for any other estate or interest in any and all such awards.

SECTION FIFTEEN
REPRESENTATIONS BY LESSOR

At the commencement of the term, Lessee shall accept the premises in their existing condition and state of repair, and Lessee agrees that no representations, statements or warranties, express or implied, have been made by or on behalf of Lessor in respect thereto except as contained in the provisions of this Lease and Lessor shall in no event be liable for any latent defects.

SECTION SIXTEEN
WAIVERS

The failure of Lessor to insist on a strict performance of any of the terms and conditions hereof shall be deemed a waiver of the rights or remedies that Lessor may have regarding that specific instance only, and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

SECTION SEVENTEEN
NOTICE

All notices to be given with respect to this Lease shall be in writing.  Each notice shall be sent by registered or certified mail, postage prepaid and Return Receipt requested, to the party to be notified at the address shown below:

Lessor:	South Winds Commercial Center, LC
Mark P. Sleight
P. O. Box 40
St. George, UT 84771-0040

Lessee:	Bracknell Shore, LLC
8670 W. Cheyenne Ave
Las Vegas, NV 89129
(888) 398-5258

Every notice shall be deemed to have been given at the time it shall be deposited in the United States mail in the manner prescribed herein.
Nothing herein shall be constructed to preclude personal service of any notice in the manner prescribed for personal service of a summons or other legal process.

SECTION EIGHTEEN
HOLDOVERS

In the event Lessee maintains occupancy of the premises past the term of this Lease, Lessee shall be a tenant at will, and in no event shall Lessor and Lessee be deemed to have renewed this Lease for an additional term.

SECTION NINETEEN
ASSIGNMENT, MORTGAGE OR SUBLEASE

Lessee may sublease areas of the premises to other “Marketing Related Businesses”.
Lessee shall not assign, mortgage, pledge, or encumber this Lease or the demised premises in whole, nor permit the premises to be used or occupied by others, nor shall this Lease be assigned or transferred by operation of law, without the prior consent in writing of Lessor in such instance, which will not be unreasonably withheld. Collection of rent from any assignee, transferee, subtenant, or occupant, and/or application of the net amount collected to the rent reserved herein, shall not be deemed a waiver of any agreement or condition hereof, and such action shall constitute the acceptance of the assignee, transferee, subtenant or occupant.

SECTION TWENTY
SURRENDER OF POSSESSION

Lessee shall, on the last day of the term, or on earlier termination and forfeiture of the Lease, peaceably and quietly surrender and deliver the demised premises to Lessor free of sub-tenancies, including all buildings, additions and improvements, other than trade fixtures, constructed or placed thereon by Lessee, all in good repair.  Lessee shall repair and re-store all damage to the premises caused by the removal of equipment, trade fixtures and personal property.  Any trade fixtures, equipment or personal property belonging to Lessee, if not removed upon termination, shall, at Lessor's election, be deemed abandoned and become the property of the Lessor without payment or offset therefore.

SECTION TWENTY-ONE
DEFAULT OR BREACH

Each of the following events shall constitute a default or breach of this Lease by Lessee:
(1)           If Lessee shall fail to pay Lessor any rent or additional rent when the same shall become due.
(2)           If Lessee shall fail to perform or comply with any of the conditions of this Lease and if the nonperformance shall continue for a period of sixty (60) days after notice thereof by Lessor to Lessee or, if the performance cannot be reasonably had within the sixty (60) day period, Lessee shall not in good faith have commenced performance within the sixty (60) day period and shall not diligently proceed to completion of performance.

(3)           If Lessee shall vacate, abandon or fail to occupy the premises, or if the premises shall pass to or devolve on any other person or party, or if the premises shall be used for any purpose other than herein set forth, or for use in violation of any law or regulation.
(4)           If the going business of Lessee shall terminate, or if Lessee shall become subject of bankruptcy, reorganization, assignment for benefit of creditors or any other procedures with similar purpose, whether voluntary or involuntary.
(5)           If any claim for materials or labor shall arise or be claimed against the premises or Lessor by reason of the acts of Lessee, its heirs, assigns or agents.

SECTION TWENTY-TWO
REMEDIES ON DEFAULT

In the event of any default hereunder (or threatened default in the case of subparagraph (2) of this Section), the rights of Lessor shall be as follows:

(1)           Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied.  However, any expenditure hereunder by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default.
(2)           Lessor shall have the right of injunction to restrain Lessee and the right to invoke any remedy allowed by law or in equity, as if the specific remedies of indemnity or reimbursement were not provided herein.
(3)           Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title and interest of Lessee hereunder, by giving to Lessee not less than sixty (60) days' notice of the cancellation and termination.  On expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee hereunder shall terminate in the same manner and with the same force and effect, except as to Lessee's liability for sums accrued prior to the date of termination, as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.
(4)           Lessor may if permitted by law, re-enter the premises immediately without notice and remove Lessee's property and Lessee hereby grants to Lessor a security interest in Lessee's fixtures, equipment and inventory as now or hereafter on the premises and products proceeds and replacements thereof.  Lessor may store the Lessee's property in a public warehouse or at a place selected by Lessor, at the expense of Lessee.  After re-entry Lessor may terminate the Lease as provided above.  Without notice, re-entry will not terminate the Lease.
(5)           Lessor may recover from Lessee all damages proximately resulting from the default at breach, including, but not limited to, the cost of recovering the premises or altering or remodeling the same for re-letting or the cost of exercising any of the remedies provided herein or by law, and may further recover the unpaid rent reserved under this Lease, the total amount of which shall be due and payable.

SECTION TWENTY-THREE
APPLICATION OF REMEDIES

(1)           The rights and remedies given to Lessor in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by Lessor, shall be deemed to be in exclusion of any of the others herein, by law or by equity provided.
(2)           In all cases hereunder, and in any suit, action, or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due if Lessor shall produce a bill, notice or certificate of any public official entitled to give that notice to the effect that such charge appears of record on the books in his office and has not been paid.
(3)           No receipt of money by Lessor from Lessee after default or cancellation of this Lease shall reinstate, continue or extend the term or affect any notice given to Lessee or operate as a waiver of the right of Lessor.

SECTION TWENTY-FOUR
ATTORNEY'S FEES

Should any party default in any of the covenants or agreements herein contained, that defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Lease or in pursuing any remedy provided hereunder or by applicable law, whether such remedy is pursued by filing suit or otherwise.

SECTION TWENTY-FIVE
TOTAL AGREEMENT APPLICABLE TO SUCCESSORS

This Lease contains the entire agreement between the parties and cannot be changed or terminated except by a written instrument subsequently executed by the parties hereto.  This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors and assigns of both parties.

SECTION TWENTY-SIX
APPLICABLE LAW

This agreement shall be governed by and constructed in accordance with the laws of the State of Utah.

SECTION TWENTY-SEVEN
TIME OF THE ESSENCE

Time is of the essence in all provisions of this Lease.

IN WITNESS WHEREOF, this Lease has been entered into this day and year first above written.

LESSOR: SOUTHWINDS COMMERCIAL CENTER, LC
By: /s/
Its:           President
Address:            PO Box 40
                            St. George, UT 84770

LESSEE: BRACKNELL SHORE, LLC
By: /s/
Its:
Address:	8670 W. Cheyenne Ave
Las Vegas, NV 89129

GUARANTY

In consideration of the execution of the above Lease, the undersigned, jointly and severally, hereby irrevocably and unconditionally guarantee the full and complete performance of all obligations and liabilities due and to become due to Lessor from Lessee under the above Lease, together with all attorney's fees, costs and expenses of collection incurred by Lessor in enforcing any such obligations and liabilities.

Dated this 21st day of March, 2010.

By: /s/
           Michael Sunyich

EXHIBIT A

The premises, which are subject to this Lease, are described as follows:
An 2400 square ft. office located at 908 North 1400 West, St. George, UT 84770